Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used, but not defined, below have the meaning provided elsewhere in this Current Report on Form 8-K and, if not defined in this Current Report on Form 8-K, as defined in the Proxy Statement/Prospectus. Unless the context otherwise requires, the “Company,” “we,” “us,” or “our” refers to Bird Global, Inc. and its subsidiaries after the consummation of the Business Combination.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and six months ended June 30, 2021 present the combined financial information of Switchback and Bird, after giving effect to the Business Combination and related adjustments described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33 10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it was completed on June 30, 2021.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Switchback and Bird and the related notes thereto as of and for the year ended December 31, 2020, the unaudited historical condensed financial statements of each of Switchback and Bird as of and for the six months ended June 30, 2021, the sections of the Proxy Statement/Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Switchback” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Bird,” and the other financial information included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what our financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting our future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On May 11, 2021, Switchback entered into the Business Combination Agreement with Bird, under the terms of which, Bird and Switchback each created wholly owned subsidiaries, the Company and Merger Sub, respectively. Pursuant to the terms of the Business Combination Agreement, at the Domestication Merger, Switchback merged with the Company, with the Company remaining as the surviving entity, and Merger Sub became the Company’s wholly owned subsidiary. Following the Domestication Merger, at the Acquisition Merger, Merger Sub merged with Bird, with Bird remaining as the surviving entity and a wholly owned subsidiary of the Company. After the Acquisition Closing Date, the Company is the surviving corporation and is referred to herein as “New Bird.” The consideration provided or to be provided to Bird stockholders and Switchback shareholders in the Business Combination consisted entirely of Common Stock valued at $10.00 per share. Immediately following the closing of the Business Combination, New Bird began trading on the NYSE under the ticker symbol “BRDS.” Bird is considered the accounting acquirer.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands, except number of shares amounts)

	Switchback (Historical)	Bird Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$236	$101,340	$247,618	2(a)(d)(e)	$349,194
Restricted cash and cash equivalents - current	—	21,411	—		21,411
Accounts receivable, net	—	1,733	—		1,733
Inventory	—	1,058	—		1,058
Prepaid expenses and other current assets	784	18,463	—		19,247

Total Current Assets	1,020	144,005	247,618		392,643

Property and equipment—net	—	2,769	—		2,769
Vehicle deposits	—	46,678	—		46,678
Vehicles, net	—	100,882	—		100,882
Goodwill	—	127,074	—		127,074
Restricted cash and cash equivalents - non current	—	—	—		—
Other assets	—	5,308	—		5,308
Cash held in trust account	316,264	—	(316,264)	2(a)(d)	—

Total Assets	$317,284	$426,716	$(68,646)		$675,354

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	29	7,730	—		7,759
Note payable - current	—	9,920	—		9,920
Accrued expenses	188	22,971	—		23,159
Deferred revenue	—	44,364	—		44,364
Due to related party	340	—	(340)	2(b)	—
Other current liabilities	—	10,357	9,377	2(c)	19,734

Total Current Liabilities	557	95,342	9,037		104,936

Deferred legal fees	175	—	(175)		—
Derivative liability	—	136,414	(136,414)	2(g)	—
Other liabilities	—	9,872	242,243	2(k)	252,115
Switchback II and Private Placement Warrants	18,203	—	1,500	2(a)	19,703
Deferred underwriting commissions	11,069	—	(11,069)	2(b)	—

Total Liabilities	30,004	241,628	105,122		376,754

Commitments and Contingencies
Redeemable convertible senior preferred stock, $0.000001 par value, 37,500,000 shares authorized and 29,234,172 shares issued and outstanding as of June 30, 2021	—	127,467	(127,467)	2(g)	—
Redeemable convertible prime preferred stock and exchanged common stock, $0.000001 par value, 154,060,656 shares authorized and 153,738,961 shares issued and outstanding as of June 30, 2021	—	1,044,282	(1,044,282)	2(g)	—
Class A ordinary shares, $0.0001 par value, 28,227,952 shares subject to possible redemption at $10 per share	282,280	—	(282,280)	2(a)(h)	—
Stockholders’ Equity	—	—	—		—
(Bird) Founders convertible preferred stock, $0.000001 par value, 7,492,443 shares authorized and 4,540,177 shares issued and outstanding	—	—	—		—
(Bird) Common stock, $0.000001 par value, 287,921,028 authorized and 61,929,594 shares outstanding	—	—	—		—
Preference shares, $0.0001 par value, 500,000,000 shares authorized, none issued and outstanding	—	—	—	2(e)(h)	—
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 3,397,048 shares issued and outstanding (excluding 28,227,952 subject to possible redemption)	—	—	—		—
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 7,906,250 shares issued and outstanding	1	—	(1)	2(i)	—
New Bird Class A Common Stock	—	—	54	2(h)(g)(i)	54
New Bird Class X Common Stock	—	—	3	2(g)	3
Additional paid-in capital	7,075	87,517	1,315,464	2(l)	1,410,056
Accumulated other comprehensive income (loss)	—	11,415	—		11,415
Accumulated deficit	(2,076)	(1,085,593)	(35,259)	2(c)(j)	(1,122,928)

Total Stockholders’ Equity	5,000	(986,661)	1,280,261		298,600

Total Liabilities, Redeemable Stock and Stockholders’ Equity	$317,284	$426,716	$(68,646)		$675,354

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except number of shares and per share amounts)

	Switchback (Historical)	Bird (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Sharing	$—	$78,287	$—		$78,287
Product Sales	—	7,427	—		7,427

Total Revenues	—	85,714	—		85,714
Cost of Sharing, exclusive of depreciation	—	43,729	—		43,729
Cost of product	—	7,648	—		7,648
Depreciation on revenue earning vehicles	—	16,558	—		16,558

Gross Margin	—	17,779	—		17,779

Research and development	—	13,292	—		13,292
Sales and marketing	—	7,488	—		7,488
General and administration	1,111	61,955	2,661	3(a)(b)	65,727
Administrative expenses - related party	113	—	(113)	3(a)	—

Total operating expenses	1,224	82,735	2,548		86,507

Loss from operations	(1,224)	(64,956)	(2,548)		(68,728)

Interest expense	—	(4,686)	—		(4,686)
Other income (expense), net	—	(50,114)	(831)	3(a)	(50,945)
Change in fair value of derivative warrant liabilities	957	—	(957)	3(a)	—
Financing costs - derivative warrant liabilities	(567)	—	567	3(a)	—
Loss upon issuance of private placement warrants	(1,221)	—	1,221	3(a)	—
Net gain from investments held in Trust Account	14	—	(14)	3(c)	—

Income (loss) before income taxes	(2,041)	(119,756)	(2,562)		(124,359)

Provision for income taxes	—	130	—		130

Net Income (loss)	$(2,041)	$(119,886)	$(2,562)		$(124,489)
Adjustment to net loss attributable to common shareholders	—	(8,358)	—		(8,358)

Net loss attributable to common shareholders	$(2,041)	$(128,244)	$(2,562)		$(132,847)

Net loss per Class A Ordinary Share - basic and diluted	$—
Weighted average shares of Class A Ordinary Shares outstanding - basic and diluted	31,625,000
Net loss per Class B Ordinary Share - basic and diluted	$(0.26)
Weighted average shares of Class B Ordinary Shares outstanding - basic and diluted	7,843,577
Net loss per share of Bird Common Stock - basic and diluted		$(2.34)
Weighted average shares of outstanding of Bird Common Stock - basic and diluted		54,701,454
Net loss per share of New Bird Class A Common Stock - basic and diluted					$(0.49)
Weighted average shares of New Bird Class A Common Stock outstanding - basic and diluted					237,769,148
Net loss per share of New Bird Class X Common Stock - basic and diluted					$(0.49)
Weighted average shares of New Bird Class X Common Stock outstanding - basic and diluted					34,534,930

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except number of shares and per share amounts)

	Switchback (Historical)	Bird (Historical)	Bird Preferred Conversion and Senior Preferred Financing	Switchback IPO	Combined	Pro Forma Adjustments			Pro Forma Combined
Revenues:
Sharing	$—	$79,941	$—	$—	$79,941	$—			$79,941
Product Sales	—	14,660	—	—	14,660	—			14,660

Total Revenues	—	94,601	—	—	94,601	—			94,601
Cost of Sharing, exclusive of depreciation	—	71,628	—	—	71,628	—			71,628
Cost of Product Sales	—	22,716	—	—	22,716	—			22,716
Depreciation on revenue earning vehicles	—	23,791	—	—	23,791	—			23,791

Gross Margin	—	(23,534)	—	—	(23,534)	—			(23,534)

Tariff reimbursement	—	(24,986)	—	—	(24,986)	—			(24,986)
Research and development	—	34,376	—	—	34,376	—			34,376
Sales and marketing	—	18,404	—	—	18,404	—			18,404
General and administration	35	152,910	—	—	152,945	13,852	4	(a)(c)	166,797

Total operating expenses	35	180,704	—	—	180,739	13,852			194,591

Loss from operations	(35)	(204,238)	—	—	(204,273)	(13,852)			(218,125)

Interest expense	—	(6,844)	—	—	(6,844)	—			(6,844)
Other income (expense), net	—	2,634	(11,260)	(1,240)	(9,866)	(1,927)	4	(b)	(11,793)
Interest income	—	282	—	—	282	—			282

Income (loss) before income taxes	(35)	(208,166)	(11,260)	(1,240)	(220,701)	(15,779)			(236,480)

Provision for income taxes	—	64	—	—	64	—			64

Net Income (loss)	$(35)	$(208,230)	$(11,260)	$(1,240)	$(220,765)	$(15,779)			$(236,544)

Net loss per share attributable to common stockholders, basic and diluted	$(0.01)	$ (4.90)	$—	$—	$(4.47)	$—			$(0.87)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic and diluted	6,875,000	42,482,507	—	—	49,357,507	—			272,304,078

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1—Description of the Business Combination

On May 11, 2021, Switchback entered into the Business Combination Agreement with Bird, under the terms of which Switchback would acquire Bird through a series of transactions and New Bird would become a publicly listed entity. After giving effect to the Business Combination, New Bird owns, directly or indirectly, all of the issued and outstanding equity interests of Bird and its subsidiaries and Switchback’s shareholders hold a portion of the Class A Common Stock.

In connection with consummation of the Business Combination, Switchback’s Class A Ordinary Shares and Class B Ordinary Shares were converted into Class A Common Stock on a one-for-one basis. Each of the then-outstanding Switchback Warrants converted on a one-for-one basis into Warrants to acquire one share of the Company’s Class A Common Stock. The Warrants are exercisable at any time commencing on January 12, 2022 (being the date that is the later of 30 days after the Acquisition Closing Date and 12 months from the closing of Switchback’s IPO).

On the Acquisition Closing Date, each outstanding share of Bird Common Stock as of immediately prior to the effective time of the Business Combination (including each share of Bird Preferred Stock that converted on a one-for-one basis into shares of Bird Common Stock immediately prior to such time) was converted into New Bird Common Stock based on the Exchange Ratio, and each outstanding Bird Award was canceled and converted into New Bird awards based on the Exchange Ratio. New Bird’s Common Stock includes both Class A Common Stock and Class X Common Stock. Class X Common Stock is held exclusively by Bird’s founder and provides for 20 votes per share.

In connection with the execution of the Business Combination Agreement, Switchback entered into subscription agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 16,000,000 PIPE Shares at $10.00 per share for an aggregate commitment of $160.0 million in the PIPE Financing.

Subject to the terms and conditions set forth in the Business Combination Agreement, Bird’s stockholders received aggregate consideration with a value equal to $2.4 billion, which consisted entirely of $2.4 billion in shares of Common Stock at the closing of the Business Combination, or 240.0 million shares based on an assumed stock price of $10.00 per share. Bird’s stockholders and Bird Awards holders will receive contingent consideration of up to 30.0 million shares contingent upon achieving certain market-based share price thresholds within the Earnout Period. Bird stockholders and Bird Awards holders are also entitled to Earnout Consideration if a change of control occurs within the Earnout Period, and the implied per share value of consideration transferred in such change of control meets the aforementioned market-based share price thresholds. Earnout Consideration issuable to unvested Bird Award holders is considered a stock-based compensation award due to continued service requirements, and therefore will be accounted for as stock-based compensation (see further discussion in Note 6).

In connection with the Business Combination, holders of Switchback’s Class B Ordinary Shares agreed to forfeit up to 1,976,563 Switchback Founder Earn Back Shares if certain market-based share price thresholds are not achieved within the Earnout Period. Holders of Class B Ordinary Shares are also entitled to Switchback Founder Earn Back Shares if a change of control occurs within the Earnout Period, and the implied per share value of consideration transferred in such change of control meets the aforementioned market-based share price thresholds.

The following summarizes the pro forma shares of Common Stock outstanding, excluding the potential dilutive effect of the Earnout Consideration, Switchback Founder Earn Back Shares, and exercise of warrants:

	Shares	%
Switchback Public Shareholders	10,374,821	3.8%
Switchback Founders	5,929,688	2.2%
New Bird Class A Shareholders	205,464,639	75.5%
New Bird Class X Shareholders	34,534,930	12.7%
PIPE Investors	16,000,000	5.8%

Total Shares at Acquisition Closing (excluding unvested Bird Awards and earn out shares)	272,304,078	100%

Accounting Treatment for the Business Combination

The Business Combination is accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Switchback is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Bird issuing stock for the net assets of Switchback, accompanied by a recapitalization. The net assets of Switchback are stated at historical cost, with no goodwill or other intangible assets recorded.

Note 2—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma New Bird financial results, as it expects to remain in a net loss position and maintain a full valuation allowance against its U.S. deferred tax assets. The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(a)

Cash. Reflects the impact of the Business Combination on the cash balance of New Bird. The table below represents the sources and uses of funds as it relates to the Business Combination (in thousands):

Cash reconciliation
Bird historical cash balances	(i	)	101,340
Switchback historical cash balances	(ii	)	236
Switchback cash held in trust account	(iii	)	316,264
Fees paid for deferred underwriting commissions and legal fees related to switchback IPO	(iv	)	(11,244)
PIPE, net of transaction costs	(v	)	153,600
Transaction accounting adjustment to cash due to redemptions	(vi	)	(212,502)
Switchback cash from related party loan	(vii	)	1,500

Total excess cash to balance sheet from Business Combination	(viii	)	349,194

(i)	Represents the historical Bird cash and cash equivalents balance at June 30, 2021.
(ii)	Represents the historical Switchback cash and cash equivalents balance at June 30, 2021.
(iii)	Represents the amount of Switchback restricted investment and cash held in the Trust Account immediately prior to consummation of the Business Combination.
(iv)

Represents payment of estimated Business Combination transaction costs, inclusive of $11.1 million of deferred underwriting commissions and $0.1 million of legal fees from Switchback’s IPO payable upon consummation of the Business Combination.

(v)	Represents the proceeds of $160.0 million from the issuance of PIPE Shares to the PIPE Investors, net of $6.4 million of issuance costs.
(vi)	Represents the amount paid to Switchback’s public shareholders who exercised redemption rights on 21,250,179 Class A Ordinary Shares.
(vii)	Represents cash proceeds from additional related party loans issued to the Sponsor after June 30, 2021 that were converted into private placement warrants at the Domestication Merger.
(viii)	The amount of excess cash of New Bird meets the required reserve of $160.0 million.

(b)

Presentation Alignment. The following summary represents reclassifications to conform Switchback’s financial information to financial statement line items and presentation of New Bird based on Bird’s financial statement presentation:

Switchback Balance Sheet Alignment Adjustments

(i)	Due to related party reclassified to other current liabilities

(ii)	Deferred underwriting commissions and deferred legal fees reclassified to other liabilities.

(c)

Transaction Costs. Represents an adjustment to reflect the accrual of additional estimated transaction costs incurred by Switchback and Bird after June 30, 2021 until the consummation of the Business Combination and results in a $9.0 million increase to other current liabilities. $0.4 million of the transaction costs were deemed to be incurred in conjunction with recognition of the liability-classified Switchback Warrants and is therefore reflected as a charge to accumulated deficit. The remaining $8.6 of transaction costs is recognized as a decrease to additional paid-in capital.

(d)

Cash Held in Trust. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination, net of settlement of deferred underwriting commissions and legal fees from Switchback’s IPO (see Note 2(a)).

(e)

PIPE Funds. Reflects the proceeds of $160,000,000 from the issuance of 16,000,000 PIPE Shares at $10.00 per share with par value of $0.0001 to the PIPE Investors, offset by the issuance costs of 4% of gross proceeds, or $6.4 million.

(f)

Earnout Consideration (No Service Requirement). Reflects the fair value of the Earnout Consideration liability potentially issuable to Bird stockholders that is not subject to a continued service requirement. This portion of the Earnout Consideration is liability-classified due to failure to meet the equity classification criteria under ASC 815-40. The Earnout Consideration liability will be remeasured at fair value through net income (loss) at each reporting period subsequent to the closing of the Business Combination. For purposes of pro forma transaction adjustments, however, as subsequent fair value of the Earnout Consideration liability cannot be estimated at the closing date of the Business Combination, there will be no pro forma impact to the statement of operations related to the remeasurement of this Earnout Consideration liability. The total fair value of the Earnout Consideration liability is $235.9 million, of which $224.3 million has no service requirement and, therefore, is liability-classified pursuant to ASC 815-40.

(g)	Bird Equity Conversion and Business Combination Consideration. The following table represents the impact of the Business Combination on stockholder’s equity:

	Shares Outstanding as of June 30, 2021	Exercised Options after June 30, 2021	Automatic Exercise and Conversion of Warrants and Bifurcated Embedded Derivatives (i)	Conversion of Preferred Shares (ii)	Bird Shares Outstanding Immediately Prior to Closing (iii)	New Bird Shares Issued to Bird Shareholders(iv)
Bird Senior Preferred Warrants and Bifurcated Embedded Derivatives Outstanding	3,207,677	—	(3,207,677)	—	—	—
Bird Senior Preferred Stock Outstanding	29,234,172	—	3,207,677	(32,441,849)	—	—
Prior Bird Preferred Stock and Exchanged Common Stock Outstanding	158,279,138	—	—	(158,279,138)	—	—
Bird Common Stock Outstanding	61,997,762	545,240	—	210,315,135	272,858,137	239,999,569
Bird Options and Bird RSU Awards Outstanding	23,484,958	(545,240)	—	—	22,939,718	20,177,234

Total	276,203,707	—	—	19,594,148	295,797,855	260,176,803

(i)	To reflect the automatic exercise and conversion of Bird Senior Preferred Warrants and bifurcated embedded derivatives of $136.4 million into 3,207,677 shares of Bird Senior Preferred Stock.
(ii)

To reflect the conversion of Bird Preferred Stock and exchanged Bird Common Stock of $1,044.3 million into 158,279,138 shares of Bird Common Stock and $127.5 million of Bird Senior Preferred Stock into 32,441,849 shares of Bird Common Stock.

(iii)

To reflect the $0.0001 par value impact on additional paid in capital pursuant to the 239,999,569 shares of Common Stock issued as consideration in the Business Combination. These amounts are based on an Exchange Ratio of approximately 0.880 at the effective time of the Business Combination.

(iv)	Of the 239,999,569 shares of Common Stock outstanding, 205,464,639 shares are Class A Common Stock and 34,534,930 shares are Class X Common Stock.

(h)

Reclassification of Switchback Class A Ordinary Shares. Reflects the reclassification of remaining Class A Ordinary Shares after redemption into Class A Common Stock and additional paid-in capital of $102.7 million, less the impact of reclassification of $32.9 million from permanent equity to temporary equity based on 3,397,098 redeemable Class A Ordinary Shares recorded in permanent equity at $9.70 per share (after allocation of $10.00 per share of proceeds from the IPO between Switchback’s public warrants and Class A Ordinary Shares). The $32.9 million adjustment consists of a reclassification of additional paid-in capital of $7.1 million and accumulated deficit of $25.9 million to mezzanine equity-classified Class A Ordinary Shares.

(i)

Reclassification of Switchback Class B Ordinary Shares and Switchback Founder Earn Back Shares. Reflects the reclassification of Switchback Founder Shares from Class B Ordinary Shares to Class A Common Stock at the Acquisition Closing Date and the reclassification of the par value and additional paid in capital related to the 25% of Class B Ordinary Shares that represent Switchback Founder Earn Back Shares into a liability at fair value of $17.9 million.

(j)

Issuance of Bird RSU Awards. On April 2, 2021, July 12, 2021, and September 5, 2021, Bird issued 4.8 million, 0.7 million, and 0.3 million Bird RSU Awards, respectively, to certain employees under the 2017 Plan. Such Bird RSU Awards vest based on a combination of service and performance conditions between one and four years. Certain issued Bird RSU Awards met the performance vesting conditions either shortly prior to, or as of, the Acquisition Closing Date. Accordingly, this adjustment reflects $8.8 million credited to additional paid-in capital with an offset to accumulated deficit for Bird RSU Awards that were reflected as attributed compensation expense (see Note 4(c) below).

(k)	Other Liabilities. The components of adjustments to other liabilities are as follows:

	Footnote Reference	Pro Forma Adjustments
Presentational alignment of deferred underwriting commissions and deferred legal fees	2(a)(iv), 2(b)(ii)	11,244
Settlement of deferred underwriting commissions and deferred legal fees	2(a)(iv), 2(b)(ii)	(11,244)
Earnout Consideration	2(f)	224,352
Reclassification of Switchback Class B Ordinary Shares and Switchback Founder Earn Back Shares	2(i)	17,891

Total Pro Forma Adjustments		242,243

(l)	Additional Paid-In Capital. The components of transaction adjustments to additional paid-in capital are as follows:

	Pro Forma Adjustments
Transaction costs	2(c)	$(8,398)
PIPE Financing, comprising proceeds of $160.0 million, offset by issuance costs of $(6.4) million	2(e)	153,598
Earnout Consideration	2(f)	(224,352)
Equity consideration paid in the Business Combination, comprising exercise and conversion of Bird Senior Preferred Warrants and bifurcated embedded derivatives of $136.4 million, and conversion of Bird Preferred Stock and Bird Senior Preferred Stock of $1,044.3 million and $127.5 million, respectively	2(g)(i), 2(g)(ii)	1,308,139
Reclassification of Switchback Class A Ordinary Shares comprising reclassification of Switchback Class Ordinary Shares of $102.7 million offset by reclassification from permanent equity of $(7.1) million	2(h)	95,611
Reclassification of Switchback Class B Ordinary Shares and Switchback Founder Earn Back Shares	2(i)	(17,891)
Issuance of Bird RSU Awards	2(j)	8,757

Total Pro Forma Adjustments		1,315,464

Note 3—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021

(a)

Presentation Alignment. The following summary represents reclassifications to conform Switchback’s financial information to financial statement line items and presentation of New Bird based on Bird’s financial statement presentation:

Switchback Income Statement Alignment Adjustments

(i)	Administrative expenses—related party reclassified to general and administrative

(ii)	Change in fair value of derivative warrant liabilities reclassified to other income (expense), net

(iii)	Financing costs—derivative warrant liabilities reclassified to other income (expense), net

(iv)	Loss upon issuance of private placement warrants reclassified to other income (expense), net

(b)

Earnout Consideration (Service Requirement). Reflects one quarter of compensation expense recognized for the portion of Earnout Consideration subject to a service condition based on a grant date fair value of $11.6 million with a derived requisite service period of 2.27 years.

(c)	Elimination of Gain from Investments Held in Trust Account. Reflects the elimination of investment income related to investments held in the Trust Account.

Note 4—Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended

December 31, 2020

The pro forma Business Combination adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

(a)

Earnout Consideration (Service Requirement). Reflects one year of compensation expense recognized for the portion of Earnout Consideration subject to a service condition based on a grant date fair value of $11.6 million with a derived requisite service period of 2.27 years.

(b)	Transaction Costs Associated with Warrants. Reflects the pro rata allocation of transaction costs related to warrants.

(c)

Compensation Expense Associated with Bird RSU Awards. On April 2, 2021, July 12, 2021, and September 5, 2021, Bird issued 4.8 million, 0.7 million, and 0.3 million Bird RSU Awards, respectively, to certain employees under the 2017 Plan. Such Bird RSU Awards vest based on a combination of service and performance conditions between one and four years. Certain issued Bird RSU Awards met the performance vesting conditions either shortly prior to, or as of, the Acquisition Closing Date. Accordingly, this adjustment reflects $8.8 million of compensation expense for Bird RSU Awards that vested upon the Acquisition Closing Date, as well as for attribution of compensation expense to granted but unvested Bird RSU Awards. Attribution was based on a $6.55, $8.11, and $8.44 per Bird RSU Award preliminary grant date fair value estimate, respectively, using a straight-line recognition method as an approximation of the accelerated method of compensation expense recognition.

Note 5—Loss per Share

Net loss per share is calculated by applying the two-class method and using the pro forma weighted-average Class A Common Stock and Class X Common Stock outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issued relating to the Business Combination have been outstanding for the entire periods presented.

	Six Months Ended June 30, 2021
(in thousands, except share and per share data)	Class A Common Stock	Class X Common Stock
Pro forma net loss	$(115,999)	$(16,848)
Pro forma weighted average shares outstanding—basic and diluted	237,769,148	34,534,930
Pro forma net loss per share—basic and diluted	$(0.49)	$(0.49)
	$—	$—
Pro forma weighted average shares outstanding—basic and diluted	$—	$—
Switchback Public Shareholders	10,374,821	—
Switchback Founders	5,929,688	—
Total Switchback	16,304,509	—

Bird(1)	205,464,639	34,534,930
PIPE Investors	16,000,000	—

Pro forma weighted average shares outstanding—basic and diluted(2)	237,769,148	34,534,930

	Year Ended December 31, 2020
(in thousands, except share and per share data)	Class A Common Stock	Class X Common Stock
Pro forma net loss	$(206,544)	$(30,000)
Pro forma weighted average shares outstanding—basic and diluted	237,769,148	34,534,930
Pro forma net loss per share—basic and diluted	$(0.87)	$(0.87)
	$—	$—
Pro forma weighted average shares outstanding—basic and diluted	$—	$—
Switchback Public Shareholders	10,374,821	—
Switchback Founders	5,929,688	—

Total Switchback	16,304,509	—
Bird(1)	205,464,639	34,534,930
PIPE Investors	16,000,000	—

Pro forma weighted average shares outstanding—basic and diluted(2)	237,769,148	34,.534,930

(1)

Excludes 20.8 million shares of Common Stock that will be issued upon the occurrence of future events (i.e., vesting of restricted stock or exercise of stock options). Total consideration to be issued to Bird stockholders is $2.4 billion, or 240.0 million shares ($10.00 per share price). The total number of shares issued included all issued and outstanding Bird Common Stock and Bird Preferred Stock. Accordingly, the weighted-average pro forma shares outstanding at closing excludes the portion of consideration shares that were unvested, unissued, and/or unexercised at the Acquisition Closing Date.

(2)

For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding Bird Restricted Stock, Bird Options, Switchback Warrants, existing Bird Warrants, Bird’s liability-classified earnout (not subject to a continued service requirement), Bird’s equity-classified earnout (subject to a continued service requirement), and Switchback Founder Earn Back Shares are exchanged for Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 20.8 million shares of Common Stock for outstanding restricted stock and stock options; (b) 12.9 million shares of Class A Common Stock underlying the Warrants; (c) 0.1 million shares of Class A Common Stock underlying Bird Warrants prior to consummation of the Business Combination; (d) 28.4 million shares of Class A Common Stock underlying Bird’s liability-classified earnout; and (e) 2.0 million shares of Class A Common Stock underlying Switchback Founder Earn Back Shares. Class A Common Stock and Class X Common Stock issuable as Earnout Consideration is not included in the weighted average shares outstanding as the contingency to the Earnout Consideration getting issued has not yet been resolved at December 31, 2020 or June 30, 2021.

Note 6—Earnout Shares

The Earnout Consideration issuable to Bird stockholders and vested Bird Award holders, and the Switchback Founder Earn Back Shares, are expected to be accounted for as liability classified equity-linked instruments that are earned upon the achievement of certain triggering events. The preliminary estimated fair value of the Switchback Founder Earn Back Shares and the liability classified portion of the Earnout Consideration is $17.9 million and $224.4 million, respectively.

The Earnout Consideration issuable to unvested Bird Award holders is considered a stock-based compensation award due to the requirement that Bird Award holders must remain employed by New Bird in order not to forfeit such unvested Bird Awards and in order to be eligible to receive the Earnout Consideration. The preliminary grant date fair value estimate of the stock-based compensation portion of the Earnout Consideration is $11.6 million (see Note 3(b) and Note 4(a) for further discussion on pro forma impacts to the statements of operations).

The fair value of the Earnout Consideration and the Switchback Founder Earn Back Shares were determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the Earnout Period. The preliminary estimated fair value of the Switchback Founder Earn Back Shares and Earnout Consideration was determined using the most reliable information available to estimate current stock price, expected volatility, the risk-free interest rate, the expected term, and expected dividend yield.